Exhibit 99.1

Duck Creek Technologies Announces Pricing of Secondary Offering of Common Stock

BOSTON, Mass., November 11, 2020 (GLOBE NEWSWIRE) — Duck Creek Technologies, Inc. (Nasdaq: DCT) (“Duck Creek”), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, announced today the pricing of an underwritten public offering by certain of its stockholders of 8,000,000 shares of Duck Creek’s common stock at a public offering price of $41.00 per share. The offering is expected to close on November 13, 2020, subject to customary closing conditions. The selling stockholders also granted the underwriters a 30-day option to purchase up to 1,200,000 additional shares of Duck Creek’s common stock at the public offering price, less underwriting discounts and commissions.

Duck Creek is not selling any shares in the offering and will not receive any of the proceeds from the sale.

J.P. Morgan, Goldman Sachs & Co. LLC, and BofA Securities are serving as lead book-running managers for the offering. Barclays and RBC Capital Markets are also acting as book-running managers for the offering. JMP Securities, Needham & Company, Stifel, William Blair, D.A. Davidson & Co., Raymond James and Loop Capital Markets are acting as co-managers for the offering.

The registration statement on Form S-1, including a prospectus, relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the final prospectus, when available, may be obtained for free from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 Wall Street, New York, New York 10282, by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, Inc., Attn: Prospectus Department, 200 North College Street, 3rd floor, Charlotte, NC 28255 or by email at dg.prospectus_requests@bofa.com.

About Duck Creek

Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

Forward Looking Statements

This press release includes certain disclosures which contain ”forward-looking statements.” You can identify forward-looking statements because they contain words such as ”believes“ and ”expects.” Forward-looking statements, including statements regarding the timing of the secondary offering, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek’s registration statement on Form S-1, as amended, and Duck Creek’s latest Annual Report on Form 10-K, including under the caption ”Risk Factors,” and Duck Creek’s subsequent filings with the SEC. Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Investor Contact:

Brian Denyeau

ICR

646-266-1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Sam A. Shay

Duck Creek Technologies

857 201 5784

sam.shay@duckcreek.com